Exhibit 99.1

SUBSCRIPTION AGREEMENT

Everton Capital Corporation
1166 Alberni Street, Suite 1201
Vancouver, British Columbia
Canada V6E 3Z3

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing ___________________________________________________ (__________) shares of Common Stock of EVERTON CAPITAL CORPORATION (the “Company”) at a price of $0.10 per share (the “Subscription Price”).

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Ms. Maryna Bilynska solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Ms. Bilynska.

MAKE CHECK PAYABLE TO: Everton Capital Corporation

Executed this _____ day of ___________________, 2006.

__________________________________________	_______________________________________
Signature of Purchaser
__________________________________________
Address of Purchaser

__________________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10 =	US$
Number of Shares Purchased		Total Subscription Price

Form of Payment:	Cash: ___________ Check #: ________________	Other: ______________________

EVERTON CAPITAL CORPORATION

By: _____________________________

Title: _____________________________